QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CANDELA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CANDELA CORPORATION
530 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        The annual meeting of stockholders of Candela Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, December 14, 2004, at 10:00 a.m. (local time), at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, for the following purposes:

  1.
  To elect seven members to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

  2.
  To approve and adopt an amendment to the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock, $.01 par value per share, of the Company from 30,000,000 shares to 60,000,000 shares in the aggregate.

  3.
  To ratify the selection of BDO Seidman, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending July 2, 2005.

  4.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on October 16, 2004, the record date fixed by the Board of Directors for such purpose.

        All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting you are requested to (i) sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope by return mail or (ii) complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,
Gordon H. Hayes, Jr. Secretary
Wayland, Massachusetts October 19, 2004

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed postage-prepaid envelope by return mail
—OR—
complete a proxy via the internet or by telephone
in accordance with the instructions listed on the proxy card.

CANDELA CORPORATION
530 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-7400

PROXY STATEMENT

October 19, 2004

        Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the "Board of Directors") of Candela Corporation (the "Company") for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held on Tuesday, December 14, 2004, at 10:00 a.m. (local time), at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110.

        Only stockholders of record as of the close of business on October 16, 2004 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, 22,517,832 shares of common stock, $.01 par value per share, of the Company (the "Common Stock") were issued and outstanding.

        Each share outstanding as of the Record Date will be entitled to one vote on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder delivering a proxy has the right to revoke it at any time before it is exercised. Proxies may be revoked by: (i) filing with the Secretary of the Company a written notice of revocation bearing a later date than the proxy, before the taking of the vote at the Annual Meeting; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company, before the taking of the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Candela Corporation, c/o LeBoeuf, Lamb, Greene & MacRae, L.L.P., 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, Attention: Gordon H. Hayes, Jr., Secretary, at or before the taking of the vote at the Annual Meeting.

        An Annual Report to Stockholders, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended July 3, 2004, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying form of proxy and Annual Report to Stockholders will be first mailed to stockholders on or about October 29, 2004.

        The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as Director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. The election of Directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting, and votes withheld will not be counted toward the achievement of a plurality. With respect to the amendment to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), an affirmative vote of a majority of the outstanding shares is required for approval. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or represented by proxy and voting on each such matter is required for approval. On such other matters, abstentions and broker "non-votes" with respect to a particular matter are not considered to have been voted with respect to such matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. An automated system administered by Automatic Data Processing, Inc. tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

        Each of the persons named as proxies in the proxy is a Director and/or officer of the Company. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee or group of nominees to the Board of Directors in the manner provided on the proxy. In addition to the election of Directors, the stockholders will act upon a proposal to approve and adopt an amendment to the Company's Certificate of Incorporation and a proposal to ratify the selection of the Company's independent registered public accounting firm. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

        The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken and upon which the persons named as proxies in the proxy may exercise discretion under applicable law, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each Director, or nominee for Director, of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption "Compensation and Other Information Concerning Directors and Officers" below, and (iv) all Directors, nominees for Director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company's knowledge the beneficial owners listed have sole voting and sole investment power (subject to community property laws where applicable) as to all shares beneficially owned by them. The address of each of the Company's Directors and executive officers is c/o Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778. As of the Record Date, there were 22,517,832 shares of Common Stock outstanding.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock	Options(1)	Total	Percent of Class
5% Owners
Principal Global Investors, LLC and Principal Financial Group, Inc. (2) 711 High Street Des Moines, IA 50392	1,335,318	—	1,335,318	5.9%
Directors and Executive Officers
Gerard E. Puorro	97,718	80,000	177,718	*
Kenneth D. Roberts (3)	37,000	190,000	227,000	1.0
Douglas W. Scott (4)	7,500	45,000	52,500	*
Nancy Nager	—	—	—	*
Ben Bailey III (5)	—	—	—	*
George A. Abe	—	15,000	15,000	*
Dr. Eric F. Bernstein	—	—	—	*
Dennis S. Herman	2,000	20,000	22,000	*
Toshio Mori	—	17,500	17,500	*
F. Paul Broyer	8,104	25,000	33,104	*
Robert J. Wilber	4,428	70,000	74,428	*
All Directors and Executive Officers as a Group (16 persons) (6)	231,480	582,230	813,710	3.5%

*
Represents less than 1% of the Company's outstanding Common Stock.

(1)
Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), the number of shares of Common Stock deemed beneficially owned includes, for each person or group referred to in the table, shares issuable pursuant to options held by the respective person or group that are currently exercisable or will become exercisable within 60 days from the Record Date.

(2)
Information obtained from Principal Global Investors, LLC and Principal Financial Group, Inc.'s Schedule 13G filed with the SEC on February 17, 2004. Principal Global Investors, LLC is the beneficial owner of 1,335,318 shares of Common Stock, of which it has no sole voting power, shared voting power as to 1,335,318 shares, no sole dispositive power, and shared dispositive power as to 1,335,318 shares. Principal Global Investors, LLC is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Principal Financial Group, Inc. is the parent holding company of Principal Global Investors, LLC and may be deemed the beneficial owner of the shares beneficially owned by Principal Global Investors, LLC. As such, Principal Financial Group, Inc. is the beneficial owner of 1,335,318 shares of Common Stock, of which it has no sole voting power, shared voting power as to 1,335,318 shares, no sole dispositive power, and shared dispositive power as to 1,335,318 shares.

(3)
Does not include 9,000 shares held by a trust for the benefit of one of Mr. Roberts' children, as to which Mr. Roberts disclaims beneficial ownership.

(4)
Includes 3,750 shares held by Mr. Scott's spouse.

(5)
Does not include 400,000 shares owned by Massachusetts Capital Resource Company, where Mr. Bailey serves as Vice President, as to which Mr. Bailey disclaims beneficial ownership.

(6)
See Notes 3, 4 and 5.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Each Director of the Company is elected to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

        The Board of Directors has nominated and recommends that each of the persons named below be elected a Director to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Each nominee for Director has indicated his or her willingness to serve if elected; however if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of Directors at a lesser number.

Name	Age	Position
Kenneth D. Roberts (1)(3)	71	Chairman of the Board of Directors
Gerard E. Puorro	57	President, Chief Executive Officer and Director
George A. Abe (2)(3)	43	Director
Ben Bailey III (1)(3)	55	Director
Dr. Eric F. Bernstein (2)(3)	45	Director
Nancy Nager (1)(3)	53	Director
Douglas W. Scott (2)(3)	57	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

        Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for a nominee will be voted FOR the election of that nominee. All of the nominees are currently Directors of the Company. Proxies cannot be voted for more than seven nominees.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

        Information regarding the nominees for Director and further information with respect to the Board of Directors is set forth below.

OCCUPATIONS OF DIRECTORS

        Mr. Roberts has been a Director of the Company since August 1989 and Chairman of the Board of Directors since November 1991. Mr. Roberts has been an independent management consultant since December 1988. From November 1992 until June 1995, Mr. Roberts was employed on a part-time basis as Vice President and Chief Financial Officer of Foster Miller, Inc., an engineering services company. From July 1986 until December 1988, Mr. Roberts was Vice President, Treasurer and Chief Financial Officer of Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Prior to that, Mr. Roberts was Senior Vice President and Treasurer of Dynatech Corporation (now named Acterna Corporation), a provider of diversified high technology products and services.

        Mr. Puorro has been a Director of the Company since September 1991. Mr. Puorro has been President and Chief Executive Officer of the Company since April 1993. From December 1992 until April 1993, Mr. Puorro was Senior Vice President, Chief Financial Officer and Chief Operating Officer of the Company, and from April 1989 until December 1992, Mr. Puorro was Senior Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Puorro was Vice President and Controller at Massachusetts Computer Corporation, a manufacturer of micro-supercomputers.

        Mr. Scott has been a Director of the Company since September 1991. Mr. Scott has been a partner at Phildius, Kenyon & Scott, a health care consulting and investment firm, since 1985. Mr. Scott has also been President, Chief Operating Officer, and a Director of Avitar, Inc., a publicly held health care company, since 1989. From December 1989 until April 1991, Mr. Scott was Chief Executive Officer of Avitar, Inc.

        Ms. Nager has been a Director of the Company since February 1999. Ms. Nager has been the Principal and Chief Executive Officer of Specialized Health Management, Inc., a privately held behavioral health care corporation, since 1990. From 1976 until 1990, Ms. Nager held a number of positions in nursing and administration (most recently as Chief Operating Officer) with the Charles River Hospital, a private psychiatric facility in Wellesley, Massachusetts. From 1990 until 1993, Ms. Nager also provided corporate consulting to Community Care Systems, Inc., the parent company of the Charles River Hospital. Ms. Nager founded and is a director of Specialized Billing Services, Inc., a medical billing company.

        Mr. Bailey has been a Director of the Company since January 2003. Mr. Bailey has been a Vice President of Massachusetts Capital Resource Company, a source of risk capital for Massachusetts businesses, since May 1985. From June 1976 until May 1985, Mr. Bailey held a number of positions (most recently as a Vice President) with the High Technology Lending Group at Bank of Boston. From June 1974 until June 1976, Mr. Bailey was employed at Chemical Bank in New York. Mr. Bailey is a member of the New England Venture Capital Association and the Small Business Association of New England, and served on the National Science Foundation's Advisory Committee for Smaller Business Industrial Innovation (SBIR) from June 1995 to April 2001.

        Mr. Abe has been a Director of the Company since January 2003. Mr. Abe has been President and Chief Executive Officer of Cambridge Research and Instrumentation ("CRI"), a provider of multi-spectral imaging solutions for life science and medical research, since June 2003. From February 2002 until June 2003, Mr. Abe was a Vice President of CRI. From May 1997 to November 2001, Mr. Abe held Vice President positions in Strategy, Development, and Marketing with Genuity (formerly GTE), an internet infrastructure service provider. Prior to that, Mr. Abe held several technical and management positions with BBN Corp, a high technology and services company.

        Dr. Bernstein has been a Director of the Company since March 2004. Dr. Bernstein is a board-certified dermatologist whose clinical practice primarily focuses on skin laser surgery. Dr. Bernstein has been President of Laser Surgery and Cosmetic Dermatology Centers, Inc., a group of three laser treatment centers, and DakDak, LLC, a contract research laboratory performing photobiological drug and cosmetic testing, since June 1998. From July 1992 until June 1998, Dr. Bernstein was a full time academic dermatologist at Thomas Jefferson University, where he founded its Laser Center and a laboratory studying the effects of sunlight on human skin. Dr. Bernstein holds a M.S.E. in Technology Management from the University of Pennsylvania and a M.D. from Yale University School of Medicine.

OCCUPATIONS OF EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions held with the Company of the current executive officers of the Company.

Name	Age	Position
Gerard E. Puorro	57	President, Chief Executive Officer and Director
F. Paul Broyer	55	Senior Vice President, Finance and Administration, and Chief Financial Officer
Dennis S. Herman	54	Senior Vice President, North American Sales and Marketing
William H. McGrail	43	Senior Vice President, Operations
Toshio Mori	53	Vice President, Japanese Operations, and President of Candela KK
Robert J. Wilber	45	Vice President, European Operations
Dr. Kathleen McMillan	48	Vice President, Research
Robert E. Quinn	50	Corporate Controller and Treasurer
Paul B. Cardarelli	37	Vice President, Domestic Marketing
Dr. James C. Hsia	58	Chief Technical Officer

        Executive officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships among any of the executive officers or Directors of the Company.

        Mr. Broyer was appointed Senior Vice President, Finance and Administration, and Chief Financial Officer in July 1998. From October 1996 until July 1998, Mr. Broyer was a Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Broyer was Vice President of Finance at Integrated Genetics, an applied biotechnology firm, from April 1994 to March 1996 and Corporate Controller of Laserdata, Inc., a producer of document management and optical storage software, from October 1987 to February 1994. Prior to that, Mr. Broyer held various positions with Avatar Technologies, a provider of high speed computer communications equipment, and Data General Corporation, a supplier of storage and enterprise computing solutions.

        Mr. Cardarelli was appointed Vice President, North American Marketing, in March 2004. From November 1999 to March 2004, he held the position of Director of Marketing for the Company. Mr. Cardarelli has been with the Company for two periods, combining for over 12 years of service. During his tenure with the Company, he has also held positions as Marketing Manager and Product Manager. Prior to joining the Company, Mr. Cardarelli held management positions with Uromed Corporation, a urology medical device company, and Raytheon Corporation, a commercial electronics, information technology, technical services, and business aviation company.

        Mr. Herman was appointed Senior Vice President, North American Sales and Marketing, in April 2004. From October 2001 until April 2004, Mr. Herman was Vice President, North American Sales, of the Company and from February 1999 until October 2001, Mr. Herman was Eastern Regional Sales Manager of the Company. Prior to joining the Company, Mr. Herman was Vice President of Sales at Palomar Medical Technologies, a medical device company, from August 1997 to December 1998 and National Sales Manager of Spectrum Medical Technologies, a medical device company that was acquired by Palomar Medical Technologies, from March 1991 to August 1997.

        Dr. Hsia was appointed Chief Technical Officer in January 2004. From March 2003 until January 2004, Dr. Hsia was a Director of the Company. Prior to joining the Company, Dr. Hsia was

President and Co-Founder of Lasersharp Corporation, a developer of fiber laser products for the telecom and film industries, from July 2000 to January 2003. From 1985 until July 2000, Dr. Hsia was Senior Vice President of Research and Development of the Company. Dr. Hsia has twenty-five years of experience in photonics product development and medical devices. Dr. Hsia holds a B.S. in Physics and an M.S. and a Ph.D. in Nuclear Engineering from the Massachusetts Institute of Technology, specializing in plasma physics and controlled fusion.

        Mr. McGrail was appointed Senior Vice President, Operations, in February 2003. From May 2000 until February 2003, Mr. McGrail was Vice President, Development and Operations, of the Company, from July 1998 until May 2000, Mr. McGrail was Vice President of Development and Engineering of the Company, from August 1994 until July 1998, Mr. McGrail was Director of Engineering of the Company, and from November 1987 to August 1994, Mr. McGrail held the positions of Software Design Engineer and Senior Software Engineer with the Company. Prior to joining the Company, Mr. McGrail was employed by Raytheon Corporation, a commercial electronics, information technology, technical services, and business aviation company.

        Mr. Mori was appointed Vice President, Japanese Operations, and President of Candela KK in July 1998. From September 1996 until July 1998, Mr. Mori was President and Representative Director of Candela KK, from September 1992 until September 1996, Mr. Mori was the Director of Candela KK, and from September 1989 until September 1992, Mr. Mori was the General Manager of Candela KK. Prior to joining the Company, Mr. Mori was employed by Sansui Electric Co. Ltd., a consumer electronics company in Tokyo, from 1976 to 1989.

        Mr. Wilber was appointed Vice President, European Operations, in February 1999. From August 1997 until February 1999, Mr. Wilber was Vice President, Worldwide Service, of the Company, from October 1993 to August 1997, Mr. Wilber was the Director of Worldwide Service of the Company, from February 1992 until October 1993, Mr. Wilber was a Finance Group Director of the Company, and from September 1989 until February 1992, Mr. Wilber held the positions of International Accounting Manager, Customer Service Manager, and Director of Financial Planning and Analysis with the Company. Prior to joining the Company, Mr. Wilber held positions at Sony Corporation of America, a manufacturer of audio, video, and information technology products, from February 1989 to September 1989, Massachusetts Computer Corporation, a manufacturer of micro-supercomputers, from March 1985 to January 1989, and National Semiconductor/Data Terminal Systems, a manufacturer of electronic point of sale solutions, from April 1984 to March 1985.

        Dr. McMillan was appointed Vice President, Research, in February 2001. From November 1999 until February 2001, Dr. McMillan was the Director of Bioscience for the Company's Research Department. Prior to joining the Company, Dr. McMillan was the Director of the Otolaryngology Research Center and Assistant Professor of Otolaryngology at Tufts University School of Medicine / New England Medical Center from February 1996 to November 1999. Dr. McMillan holds a Ph.D. in Physical Chemistry from Texas A&M University, specializing in laser spectroscopy.

        Mr. Quinn was appointed Corporate Controller and Treasurer in October 2003. Prior to joining the Company, Mr. Quinn was Corporate Controller of Ezenia! Inc., a provider of real time collaboration, from December 1999 to June 2003, Vice President of Finance of Vantage Travel, a provider of travel and tourism services, from April 1999 to December 1999, a consultant to Gamma Graphix, a business specializing in color management, from September 1998 to April 1999, Director of Finance of Genus, Inc., a semiconductor capital equipment manufacturer, from February 1996 to September 1998, Vice President and Chief Financial Officer of ACSYS, Inc., a provider of professional staffing solutions, from February 1994 to February 1996, and held the positions of Vice President, Corporate Controller and Manager of Accounting and Financial Systems at Atex Publishing Systems, a subsidiary of Kodak providing software to the publishing industry, from November 1986 to February 1994.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors met seven times during the fiscal year ended July 3, 2004. In accordance with Rule 4350(c)(1) of the National Association of Securities Dealers' listing standards, the Board of Directors has determined that a majority of members of the Board of Directors are independent directors (as defined in Rule 4200(a)(15)) and that Mr. Roberts, Mr. Abe, Mr. Bailey, Mr. Bernstein, Ms. Nager and Mr. Scott are independent directors.

        The Company has standing Audit, Compensation, and Nominating Committees.

        The Audit Committee, of which Mr. Roberts, Mr. Bailey and Ms. Nager are members, reviews all financial functions of the Company, including matters relating to the appointment, compensation and activity of the Company's independent registered public accounting firm. The Audit Committee met nine times during the fiscal year ended July 3, 2004. The Board of Directors has determined that Mr. Roberts and Mr. Bailey are audit committee financial experts and that all members of the Audit Committee are independent directors.

        The Compensation Committee, of which Mr. Scott, Mr. Abe and Dr. Bernstein are members, determines the Company's compensation philosophy and policies, determines the compensation of the Chief Executive Officer and other executive officers, determines the compensation of members of the Board of Directors and committees thereof, and administers the Company's stock plans. The Compensation Committee met three times during the fiscal year ended July 3, 2004.

        The Nominating Committee, of which Mr. Abe, Mr. Bailey, Dr. Bernstein, Ms. Nager, Mr. Roberts and Mr. Scott are members, selects or recommends for selection by the Board of Directors nominees for Director, reviews all stockholder proposals submitted to the Company relating to the nomination of a member of the Board of Directors and recommends to the Board of Directors appropriate action with respect to each such proposal, and reviews and makes recommendations to the Board of Directors regarding the composition and structure of the Board of Directors. The Nominating Committee met three times during the fiscal year ended July 3, 2004. None of the members of the Nominating Committee are officers or employees of the Company and aside from being Directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards). The Nominating Committee does not operate under the terms of a written charter. Neither the Board of Directors nor the Nominating Committee has approved any specific criteria or qualifications for nominees for director. Dr. Bernstein was recommended by the Chief Executive Officer, recommended for selection as a Director by the Nominating Committee and elected by the Board of Directors as a Director on March 1, 2004.

        During the fiscal year ended July 3, 2004, no incumbent Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served, in each case held during the period for which he or she served as a Director. The Company does not have a policy with regard to members of the Board of Directors attending the annual meeting of stockholders. The Board of Directors was composed of seven members as of the last annual meeting of stockholders on January 29, 2004. Six of these members attended the last annual meeting of stockholders.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

        The following table shows compensation information with respect to services rendered to the Company, in all capacities, during the fiscal years ended July 3, 2004, June 28, 2003 and June 29, 2002 for (i) the individual who served as the Chief Executive Officer for the fiscal year ended July 3, 2004 and (ii) each of the four other most highly compensated executive officers, in each case whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended July 3, 2004 (collectively with the Chief Executive Officer, the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation (1)		Long-Term Compensation Awards (2)
Name and Principal Position	Fiscal Year	Salary	Bonus (3)	Securities Underlying Options/SARS	All Other Compensation
Gerard E. Puorro President, Chief Executive Officer and Director	2004 2003 2002	$347,607 282,115 292,193	$154,505 225,107 —	60,000 80,000 —	$9,039(4 10,225(4 7,047(4	) ) )
Dennis S. Herman Senior Vice President, North American Sales and Marketing	2004 2003 2002	841,164 503,232 275,868	— — —	30,000 40,000 40,000	5,384(5 5,575(5 1,937(5	) ) )
F. Paul Broyer Senior Vice President, Finance and Administration, and Chief Financial Officer	2004 2003 2002	203,963 162,353 166,061	86,559 130,115 —	30,000 40,000 —	7,711(6 7,917(6 6,882(6	) ) )
Toshio Mori Vice President, Japanese Operations, and President of Candela KK	2004 2003 2002	265,000 214,005 228,062	34,836 33,910 29,413	30,000 40,000 —	— — —
Robert J. Wilber Vice President, European Operations	2004 2003 2002	848,135 249,045 199,320	— — —	30,000 40,000 —	6,102(7 4,466(7 4,103(7	) ) )

(1)
Excludes perquisites and other personal benefits, the aggregate annual amount of which for each executive officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive Officer.

(2)
The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan pay-outs during the fiscal years ended July 3, 2004, June 28, 2003 or June 29, 2002.

(3)
Incentive bonus approved by the Compensation Committee, based on Company results for the fiscal year.

(4)
For fiscal 2004, consists of $4,770 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $4,269 for a Company provided automobile. For fiscal 2003, consists of $4,232 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,368 in life insurance premiums paid by the Company for the benefit of Mr. Puorro and $4,625 for a Company provided automobile. For fiscal 2002, consists of $3,771 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,570 in life insurance premiums paid by the Company for the benefit of Mr. Puorro and $1,706 for a Company provided automobile.

(5)
For fiscal 2004, consists of $3,535 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $1,849 for a Company provided automobile. For fiscal 2003, consists of $1,721 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $2,404 in life insurance premiums paid by the Company for the benefit of Mr. Herman and $1,450 for a Company provided automobile. For fiscal 2002, consists of $1,550 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $387 for a Company provided automobile.

(6)
For fiscal 2004, consists of $3,586 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $4,125 for a Company provided automobile. For fiscal 2003, consists of $2,785 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $257 in life insurance premiums paid by the Company for the benefit of Mr. Broyer and $4,875 for a Company provided automobile. For fiscal 2002, consists of $3,564 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $312 in life insurance premiums paid by the Company for the benefit of Mr. Broyer and $3,006 for a Company provided automobile.

(7)
For fiscal 2004, consists of $3,821 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $2,281 for a Company provided automobile. For fiscal 2003, consists of $2,398 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $131 in life insurance premiums paid by the Company for the benefit of Mr. Wilber and $1,938 for a Company provided automobile. For fiscal 2002, consists of $1,509 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $156 in life insurance premiums paid by the Company for the benefit of Mr. Wilber and $2,438 for a Company provided automobile.

Option / SAR Grants In Last Fiscal Year

        The following table sets forth information regarding the stock option grants made to each of the Named Executive Officers in the fiscal year ended July 3, 2004. The exercise price per share of each option was equal to the fair market value of the underlying Common Stock on the grant date as determined by the Board of Directors of the Company, and the options become exercisable at the rate of 25% of the total option grant at the end of each one-year period from the date the option begins to vest. The Company did not grant any stock appreciation rights in the fiscal year ended July 3, 2004. The potential realizable value represents amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the underlying Common Stock over the term of the options. These numbers are calculated based on the requirements of the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. There can be no assurance that the rates of appreciation assumed in the table can be achieved or that the amounts reflected will be received by the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
Name	Options Granted		Exercise Price Per Share	Expiration Date
					5%	10%
Gerard E. Puorro	30,000	3.38%	$11.96	1/26/14	$225,647.39	$571,834.79
	30,000	3.38	11.98	1/29/14	226,024.73	572,791.04
Dennis S. Herman	15,000	1.69	11.96	1/26/14	112,823.70	285,917.40
	15,000	1.69	11.98	1/29/14	113,012.36	286,395.52
F. Paul Broyer	15,000	1.69	11.96	1/26/14	112,823.70	285,917.40
	15,000	1.69	11.98	1/29/14	113,012.36	286,395.52
Toshio Mori	15,000	1.69	11.96	1/26/14	112,823.70	285,917.40
	15,000	1.69	11.98	1/29/14	113,012.36	286,395.52
Robert J. Wilber	15,000	1.69	11.96	1/26/14	112,823.70	285,917.40
	15,000	1.69	11.98	1/29/14	113,012.36	286,395.52

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information regarding stock option exercises in the fiscal year ended July 3, 2004 and exercisable and unexercisable stock options held as of July 3, 2004 by each of the Named Executive Officers. Amounts described in the following table under the heading "Value Realized" were calculated based on the difference between (i) the fair market value of the underlying Common Stock, which is deemed to be the closing price of the Common Stock on the date of exercise or, if sold on that date, the actual sale price, and (ii) the exercise price of the options, in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not necessarily reflect amounts received by the Named Executive Officers. Amounts described in the following table under the heading "Value of Unexercised In-the-Money Options at July 3, 2004" are based upon the fair market value of the Common Stock as of July 3, 2004, which was $10.11 per share as quoted on the Nasdaq National Market, less the applicable exercise price, multiplied by the number of shares underlying the options.

Aggregated Option Exercises in Last Fiscal Year and Option Values at July 3, 2004

			Number of Unexercised Options at July 3, 2004		Value of Unexercised In-the-Money Options at July 3, 2004
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gerard E. Puorro	160,000	$1,057,750	80,000	120,000	$354,140	$326,400
Dennis S. Herman	38,026	203,631	10,000	80,000	54,400	152,300
F. Paul Broyer	45,000	165,375	25,000	60,000	115,735	163,200
Toshio Mori	—	—	17,500	67,500	102,565	211,365
Robert J. Wilber	40,000	243,400	70,000	60,000	299,740	163,200

Employment Agreements and Change in Control Arrangements

        The Company has entered into severance agreements with each of Mr. Puorro, Mr. Broyer, Mr. Cardarelli, Mr. Herman, Dr. McMillan, Mr. Wilber and Mr. McGrail. Under the Company's agreements with Mr. Broyer, Mr. Cardarelli, Mr. Herman, Dr. McMillan, Mr. Wilber and Mr. McGrail, the Company has agreed to continue payment of their respective base annual salaries over twelve months in the event that their services for the Company are terminated for any reason except for cause or such individuals' resignation. Under the Company's agreement with Mr. Puorro, in the event that his employment is terminated for any reason, at either his election or the Company's election, other than for just cause, he will be entitled to receive severance payments equal to his base annual salary for twelve months and then 50% of his base annual salary for an additional twelve months. Each of the above named individuals is subject to nonsolicitation and noncompetition provisions for the period during which he or she receives severance payments. Upon a change-in-control, options held by executive officers will fully vest.

STOCK PERFORMANCE GRAPH

        The following graph illustrates a five-year comparison of cumulative total stockholder return of the (i) Company's Common Stock, (ii) the S&P 500 Market Index and (iii) a peer group index of companies in the electro-medical equipment industry (the "Peer Group Index"). The Peer Group Index reflects the performance of all companies that are included in the electro-medical equipment industry with 3845 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 was invested on July 4, 1999 (the date of the beginning of the Company's fifth preceding fiscal year) in the Company's Common Stock (Nasdaq: CLZR) and in each of the foregoing indices and assumes reinvestment of dividends, if any.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG CANDELA CORPORATION, THE S&P 500 INDEX
AND A PEER GROUP

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation Committee, which consisted of Mr. Scott, Mr. Abe and Dr. Bernstein at the end of fiscal 2004. All three members of the Compensation Committee are independent directors (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). Pursuant to the authority delegated by the Board of Directors, the Compensation Committee each year determines the compensation of the Chief Executive Officer and other executive officers, including approval of annual base salaries and bonuses as well as the grant of stock options.

Compensation Philosophy

        An important goal of the Company is to attract and retain qualified executive officers in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer and President, should be linked to revenue growth, operating results and earnings per share performance.

        Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) maximize stockholder value, (ii) enhance the Company's profitability, (iii) integrate compensation with the Company's annual and long-term performance goals, (iv) reward corporate performance, (v) recognize individual initiative, achievement and hard work, and/or (vi) assist the Company in attracting and retaining qualified executive officers and employees. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary and bonus, and long-term incentive compensation in the form of stock options.

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Base Salary

        In setting cash compensation for the Chief Executive Officer and other executive officers, the Compensation Committee reviews base salaries annually. The Compensation Committee's policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. In addition, the base salaries take into account the Company's relative performance as compared to comparable companies.

        The base salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. The Chief Executive Officer and President make recommendations to the Compensation Committee regarding the planned objectives and compensation levels of the other executive officers. The overall plans and operating performance levels, upon which executive officer compensation is based, are approved by the Compensation Committee on an annual basis.

Bonus Compensation

        In addition to base salary compensation, the Compensation Committee recommended the continuation of the Executive Bonus Plan (the "Plan"), adopted by the Board of Directors in previous fiscal years, whereby executive officers, recommended by the Chief Executive Officer and approved for inclusion in the Plan by the Compensation Committee, receive bonus compensation based on a percentage of base salary if certain operating targets are achieved. Bonuses paid under the Plan for fiscal 2004 were a percentage of base salary for each executive officer and were tied to the achievement of target levels of consolidated pre-tax profits. Only executive officers whose compensation is not tied to specific sales targets were eligible for inclusion in the Plan.

Stock Options

        The Compensation Committee relies on equity compensation in the form of stock options to retain and motivate executive officers. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable them to develop and maintain a stock ownership position in the Company's Common Stock. The Company's 1989 Stock Option Plan (the "1989 Stock Plan") and Second Amended and Restated 1998 Stock Plan, as amended (the "1998 Stock Plan"), administered by the Compensation Committee, have been used for the granting of stock options to executive officers and other employees.

        Both the 1989 Stock Plan and the 1998 Stock Plan permit the Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to the Company. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time. The Compensation Committee approves the granting of options in order to motivate these employees to maximize stockholder value. Vesting for options granted under the plan is determined by the Compensation Committee at the time of grant and options expire after a 10-year period (5 years for 10% or more stockholders). "Incentive stock options" are granted with an exercise price not less than the fair market value of the underlying Common Stock at the date of grant. As a result of this policy, executive officers and other employees are rewarded economically only to the extent that the stockholders also benefit through stock price appreciation in the market.

        Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executive officers, the Compensation Committee evaluates each executive officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each executive officer, including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company's stockholders. In fiscal year 2004, options to purchase shares of Common Stock were granted to Mr. Puorro, Mr. Broyer, Mr. Herman, Mr. McGrail, Mr. Mori, Mr. Wilber, Mr. Quinn, Mr. Cardarelli, Dr. Hsia and Dr. McMillan.

Mr. Puorro's Compensation

        The compensation program for the Chief Executive Officer and the President of the Company is designed to reward performance that enhances stockholder value. Compensation is comprised of annual base salary, bonus and stock options, and takes into account the Company's revenue growth, market share growth, profitability, and growth in earnings per share. In fiscal year 2004, Mr. Puorro received cash compensation of $502,112 (including bonus) and was granted options to purchase 60,000 shares of Common Stock. The Compensation Committee believes that Mr. Puorro's compensation has been, and is now, comparable to the salary of other chief executive officers in other medical equipment companies, considering the size and rate of profitability of those companies, and the Compensation Committee will continue to review compensation data on an on-going basis.

        The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

        This report has been submitted by the members of the Compensation Committee:

Douglas W. Scott George A. Abe Dr. Eric F. Bernstein

DIRECTOR COMPENSATION

        The Compensation Committee regularly reviews the compensation for Directors who are not employees of the Company. These Directors currently receive (i) an annual retainer of $4,000, (ii) a fee of $1,000 per regularly scheduled meeting of the Board of Directors, (iii) a fee of $500 per committee meeting that takes place on a day other than a day on which there is a regularly scheduled meeting of the Board of Directors, and (iv) periodic option grants. Directors are also reimbursed for out-of-pocket expenses incurred in connection with the performance of their duties as a Director. Directors who are employees of the Company receive no additional compensation for their service as a Director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended July 3, 2004, Mr. Scott, Mr. Abe, Dr. Hsia and Dr. Bernstein served on the Compensation Committee. None of the current members of the Compensation Committee, consisting of Mr. Scott, Mr. Abe, and Dr. Bernstein, are currently employees of the Company. Dr. Hsia resigned from the Compensation Committee as of January 12, 2004, the day on which he was appointed Chief Technical Officer of the Company. No person who served on the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

        This report is submitted by the Audit Committee of the Board of Directors, which reviews and discusses with the Company's independent registered public accounting firm and management the scope and timing of the independent registered public accounting firm's audit services and any other services the independent registered public accounting firm is asked to perform, the independent registered public accounting firm's report on the Company's consolidated financial statements following completion of the independent registered public accounting firm's audit and the Company's policy and procedures with respect to internal accounting and financial controls. The Audit Committee is composed of Mr. Roberts, Mr. Bailey and Ms. Nager. None of Mr. Roberts, Mr. Bailey nor Ms. Nager is an officer or employee of the Company, and aside from being Directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors and amended at a meeting of the Audit Committee on January 26, 2004.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended July 3, 2004 with both management and BDO Seidman, LLP, the Company's independent registered public accounting firm. The Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61

(Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with BDO Seidman, LLP that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 2004.

        This report has been respectfully submitted by the members of the Audit Committee of the Board of Directors.

Kenneth D. Roberts Ben Bailey III Nancy Nager

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During fiscal 2004, the Company did not engage in any transaction that would require disclosure under this section.

PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION, AS AMENDED

        On August 23, 2004, the Board of Directors approved an amendment to the Certificate of Incorporation, as amended (the "Amendment"), subject to stockholder approval and adoption, to increase the authorized number of shares of Common Stock from 30,000,000 shares to 60,000,000 shares in the aggregate, which Amendment is attached to this Proxy Statement as Appendix A. Stockholder approval of the Amendment is required by the terms of the Certificate of Incorporation, as amended, and the General Corporation Law of the State of Delaware.

        The authorized Common Stock of the Company consists of 30,000,000 shares. In fiscal years 2000 and 2004, the Company effected a three-for-two stock split and a two-for-one stock split, respectively (the "Stock Splits"), of its issued and outstanding Common Stock and proportionately adjusted the aggregate number of shares of Common Stock available for issuance under the Company's equity compensation plans and the number of shares of Common Stock subject to outstanding options, warrants and other rights. However, the Company has not changed its authorized capital since December 8, 1995.

        As of the Record Date, 22,517,832 shares of Common Stock were issued and outstanding. In addition, as of the Record Date, 3,261,770 shares of Common Stock were reserved for issuance under the Company's equity compensation plans and pursuant to outstanding options, warrants and other rights. As a result, as of the Record Date, only 4,220,398 shares of Common Stock were available for issuance. The Board of Directors believes that these available shares are insufficient for future business purposes.

        The additional authorized shares of Common Stock will be used for future business purposes, including, without limitation, issuances in connection with future financings or acquisitions, equity compensation plans (provided that appropriate stockholder approval has been obtained), contractual commitments, and stock splits. Except in connection with issuances under equity compensation plans and outstanding options, warrants and other rights, the Board of Directors has no immediate plans, intentions, or commitments to issue additional shares of Common Stock for any purpose, including, without limitation, rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of the Company. However, the availability of additional authorized shares of Common Stock could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company, which may adversely affect the ability of the Company's stockholders to obtain a premium for their shares of Common Stock.

        If the stockholders approve and adopt the Amendment, approximately 34 million shares of Common Stock will be available for issuance under the Certificate of Incorporation, as amended. No further stockholder authorization will be sought for issuances of additional authorized shares of Common Stock unless deemed advisable by the Board of Directors or required by law, rule, or regulation. In some instances, the SEC or the Nasdaq National Market, Inc. may need to approve such issuances.

        Approval and adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The full text of the Amendment is included as Appendix A to this Proxy Statement.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 30,000,000 SHARES TO 60,000,000 SHARES IN THE AGGREGATE.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected the firm of BDO Seidman, LLP, independent registered public accounting firm, to serve as the Company's independent registered public accounting firm for the fiscal year ending July 2, 2005. BDO Seidman, LLP has served as the Company's independent registered public accounting firm since December 4, 2003. Prior to that, Ernst & Young LLP ("E&Y") served as the Company's independent registered public accounting firm from March 27, 2000 to December 4, 2003. It is expected that a representative of BDO Seidman, LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

        On December 4, 2003, the Audit Committee of the Board of Directors of the Company (the "Audit Committee") dismissed E&Y as the Company's independent registered public accounting firm. The audit reports of E&Y on the consolidated financial statements of the Company for the fiscal years ended June 28, 2003 and June 29, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. On December 4, 2003, the Audit Committee engaged BDO Seidman, LLP to serve as the Company's independent registered public accounting firm for the Company's fiscal year ending July 3, 2004. During the Company's fiscal years ended July 3, 2004 and June 28, 2003, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

        During the Company's fiscal years ended July 3, 2004 and June 28, 2003, there were no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K), except that in connection with its audit for the year ended June 28, 2003 E&Y advised the Company of two reportable conditions which constituted material weaknesses in internal controls necessary for the Company to develop reliable financial statements. E&Y advised the Company that in its opinion the material weaknesses were (i) a failure in the Company's implementation of a new accounting software system and (ii) a lack of standard operational controls to detect errors in account balances once the new accounting software system was implemented. However, E&Y has advised the Audit Committee and management that these conditions were considered in determining the nature, timing, and extent of the procedures performed in E&Y's audit of the Company's consolidated financial statements for the year ended June 28, 2003, and that these conditions did not affect E&Y's report dated August 18, 2003 (except for Note 14 as to which the date is September 24, 2003) on those financial statements.

        The Audit Committee and management discussed the reportable conditions with E&Y. Management believes that it has implemented additional controls sufficient to prevent the data entry problems it encountered during the implementation of its new accounting software system from occurring in the future. In connection with its audit for the year ended July 3, 2004, BDO Seidman, LLP did not advise the Company of any continuing or new reportable conditions. The Company has also reevaluated its other internal controls, and management believes it has taken the necessary steps so that adequate control procedures are in place and will be followed. Management also believes that the Company's financial statements and related disclosures, as filed to date, present fairly, in all material respects, the Company's financial condition and results of operations for the respective periods. Management also believes that the material weaknesses specified by E&Y did not adversely affect the Company's ability to report, in a timely manner, material information required to be included in the Company's periodic filings with the Securities and Exchange Commission. The Company authorized E&Y to respond fully to the inquiries of BDO Seidman, LLP concerning the material weaknesses and any other accounting or other matters.

        The Company provided a copy of the above disclosures to E&Y and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated December 9, 2003, is filed as Exhibit 16.1 to the Company's Current Report on Form 8-K dated December 4, 2003.

        During the Company's fiscal years ended June 28, 2003 and June 29, 2002 and until BDO Seidman, LLP's engagement on December 4, 2003, the Company did not consult BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(1)(iv) and (v) of Regulation S-K.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 2, 2005.

        The ratification of this selection is not required under the laws of the State of Delaware where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting the Company's independent registered public accounting firm for future fiscal years.

ACCOUNTING FEES

        The Audit Committee has considered whether the Company's independent registered public accounting firm's provision of non-audit services to the Company and the fees charged for them, as set forth below, are compatible with the independent registered public accounting firm's independence and believes such services are compatible with the independent registered public accounting firm's independence.

Audit Fees

        The aggregate fees billed by BDO Seidman, LLP and E&Y for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended July 3, 2004 and for the reviews of the financial statements included in the Company's Form 10-K and Forms 10-Q for the fiscal year ended July 3, 2004 were $238,358 and $21,500, respectively.

        The aggregate fees billed by E&Y for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 28, 2003 and for the reviews of the financial statements included in the Company's Form 10-K and Forms 10-Q for the fiscal year ended June 28, 2003 were $451,160.

Audit-Related Fees

        There were no fees billed by BDO Seidman, LLP or E&Y for assurance and related services that were reasonably related to the performance of the audit of the Company's annual financial statements for the fiscal year ended July 3, 2004 or reviews of the financial statements included in the Company's Form 10-K and Forms 10-Q for the fiscal year ended July 3, 2004.

        The aggregate fees billed by E&Y for assurance and related services that were reasonably related to the performance of the audit of the Company's annual financial statements for the fiscal year ended June 28, 2003 or reviews of the financial statements included in the Company's Form 10-K and Forms 10-Q for the fiscal year ended June 28, 2003 were $42,174.

        The aggregate fees billed by E&Y relating to E&Y's dismissal and E&Y's consent to use its report on the Company's financial statements for the fiscal years ended June 28, 2003 and June 29, 2002 were $45,550.

Tax Fees

        There were no fees billed by BDO Seidman, LLP or E&Y for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal year ended July 3, 2004.

        There were no fees billed by E&Y for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal year ended June 28, 2003.

All Other Fees

        There were no fees billed by BDO Seidman, LLP or E&Y for products and services provided other than those described above for the fiscal year ended July 3, 2004.

        There were no fees billed by E&Y for services other than those described above for the fiscal year ended June 28, 2003.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

        The Company's Audit Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Services in order to assure that such services do not impair the independent registered public accounting firm's independence. Pursuant to this policy, the Audit Committee annually reviews and pre-approves the independent registered public accounting firm's year-end audit and quarterly reviews, as well as other known or anticipated audit or non-audit services. During the course of the year, the Audit Committee (or its delegatee) may pre-approve additional non-audit services that have not been pre-approved at the annual review.

        100% of the services described under the caption "Accounting Fees" above were approved by the Audit Committee pursuant to 17 CFR 210.2-02(c)(7)(i)(C).

EQUITY COMPENSATION PLAN INFORMATION

        As of the Record Date, 22,517,832 shares of Common Stock were issued and outstanding. The following table sets forth a summary of the equity compensation plans offered by the Company as of July 3, 2004:

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issue under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,159,066	$6.58	1,610,924
Equity compensation plans not approved by security holders	—	—	—
Total	2,159,066	$6.58	1,610,924

STOCKHOLDER PROPOSALS, RECOMMENDATIONS FOR NOMINATION AND COMMUNICATIONS

        Stockholder proposals, recommendations for nomination and communications (each a "Submission") should be sent to:

      LeBoeuf, Lamb, Greene & MacRae, L.L.P.
      260 Franklin Street
      Boston, Massachusetts 02110
      Attention: Gordon H. Hayes, Jr., Secretary of Candela Corporation

        The Secretary of the Company will make copies of all such Submissions and circulate them to the Board of Directors or the appropriate committee thereof. In order to avoid uncertainty as to the date on which a Submission was received by the Company, it is suggested that proponents send Submissions by Certified Mail—Return Receipt Requested.

        The Company intends to hold its next annual meeting of stockholders in fiscal year 2006. Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in fiscal year 2006 must be received by the Secretary of the Company no later than July 1, 2005. Also, the Company's By-laws generally provide that any proposal or recommendation for nomination, to be eligible for consideration at the annual meeting of stockholders to be held in fiscal year 2006, must be received by the Secretary of the Company not later than the close of business on August 16, 2005 nor earlier than the close of business on July 17, 2005. The proposal or recommendation must also comply with the other procedural requirements set forth in the Company's By-laws, a copy of which is on file with the SEC.

        Stockholders may communicate with the Board of Directors by sending correspondence to the Secretary of the Company bearing a clear notation indicating that it is a "Stockholder—Director Communication." Any such correspondence will be forwarded to the Board of Directors.

EXPENSES AND SOLICITATIONS

        The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by Directors, officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if it retains such a proxy solicitation firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all such filings. Based on its review of the copies of such filings, if any, and written representations from certain Reporting Persons received by it with respect to the fiscal year ended July 3, 2004, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended July 3, 2004, except that Mr. Herman failed to timely file one and Dr. Hsia failed to timely file two Statements of Changes of Beneficial Ownership of Securities on Form 4. Mr. Herman and Dr. Hsia subsequently filed the necessary Forms 4.

Appendix A

CANDELA CORPORATION

AMENDMENT TO
CERTIFICATE OF INCORPORATION, AS AMENDED

Candela Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), is hereby amended as follows:

        1.     The first sentence of Paragraph 4 of the Certificate of Incorporation is amended and restated in its entirety as follows:

  "The total number of shares of common stock which the Corporation shall have authority to issue is sixty million (60,000,000) and the par value of each such share is one cent ($.01)."

        2.     Except as modified hereby, the Certificate of Incorporation shall remain in full force and effect.

        3.     This amendment may be memorialized as a separate amendment to the Certificate of Incorporation or included in an amended and restated Certificate of Incorporation.

A-1

Appendix B

CANDELA CORPORATION
AUDIT COMMITTEE CHARTER

Adopted by the Board of Directors on January 26, 2004

A.    PURPOSE AND SCOPE

        The primary functions of the Audit Committee (the "Committee") are to (a) assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by Candela Corporation (the "Corporation") to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public; and (ii) the Corporation's internal financial and accounting controls, (b) oversee the engagement of and work performed by any independent public accountants and (c) oversee the Corporation's accounting and financial reporting process.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

B.    COMPOSITION

        The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation (each a "Regulatory Body" and collectively, the "Regulatory Bodies"), as in effect from time to time, and each member of the Committee shall be free from any relationship that in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

        All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, no later than the earliest time required by any Regulatory Body, at least one member of the Committee shall qualify as a "financial expert" (as such term is defined by SEC rulemaking).

        To the extent permitted by the Regulatory Bodies, the Board may appoint one member (other than the Chairman of the Committee) who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

        The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

Document Review

        1.     Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate). The Committee shall also direct management to include the full text of this Charter in the Corporation's proxy statement not less than once every four years.

        2.     Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the annual report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

        3.     Take steps designed to ensure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

Independent Accounting Firm

        4.     Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent accounting firm engaged by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

        5.     Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

        6.     Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by the rules and regulations of any Regulatory Body.

        7.     On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its objectivity or independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

        8.     On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

        9.     Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

        10.   Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall ultimately be accountable to the Committee.

        11.   Consider in advance whether or not to approve any non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body.

Financial Reporting Processes

        12.   In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

        13.   Regularly review the Corporation's critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation's internal auditors (if any) and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management's accounting policies.

Compliance

        14.   Have the authority to engage such outside counsel, independent accounting consultants and/or other advisers as the Committee determines necessary to carry out its duties.

        15.   Have appropriate funding, as determined by the Committee, for payment of: (i) compensation to any independent accounting firm engaged by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (ii) compensation to any advisers employed by the Committee under paragraph 14 above; and (iii) ordinary administration expenses of the Committee that are necessary or appropriate in carrying out its duties.

        16.   As conditions dictate, review and assess the adequacy of procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. The Committee shall update such procedures if and when appropriate.

        17.   Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action fraudulently to influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

Reporting

        18.   Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders.

        19.   Instruct the Corporation's management to disclose in its Forms 10-K and Forms 10-Q the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure.

Conflicts of Interest

        20.   Review all related party transactions involving executive officers and members of the Board and, as required by any Regulatory Body, consider approval of such transactions.

CANDELA CORPORATION

Proxy for the Annual Meeting of Stockholders
December 14, 2004

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CANDELA CORPORATION

The undersigned, revoking all prior proxies, hereby appoints Gerard E. Puorro and F. Paul Broyer, and each of them alone, proxies, with full power of substitution, to vote all shares of stock of Candela Corporation (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, December 14, 2004, at 10:00 a.m. (local time), at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 23rd Floor, 260 Franklin Street, Boston, Massachusetts 02110, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated October 19, 2004, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

Address Changes:

(If you noted any address changes above, please check the corresponding box on the reverse side.)
SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CANDELA CORPORATION
530 BOSTON POST ROAD
WAYLAND, MASSACHUSETTS 01778

THREE WAYS TO PROVIDE VOTING INSTRUCTIONS!

Providing voting instructions by Internet or telephone is convenient and saves money. If you wish, you may still provide voting instructions by mail.

Vote-by-Internet	Vote-by-Telephone	Vote-by-Mail

Log on to the Internet and go to http://www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and then follow the instructions.
	Call toll-free 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Candela Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you provide voting instructions by Internet or by telephone, please do not mail this proxy card. Thank you.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

CANDELA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS, EACH OF WHICH IS PROPOSED BY CANDELA CORPORATION.

1.	To elect seven members to the Board of Directors, each to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.
Nominees:
(01) George A. Abe, (02) Ben Bailey III, (03) Dr. Eric F. Bernstein, (04) Nancy Nager, (05) Gerard E. Puorro, (06) Kenneth D. Roberts, and (07) Douglas W. Scott.
	☐	FOR ALL
	☐	WITHHOLD ALL
	☐	FOR ALL EXCEPT
To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

2.
To approve and adopt an amendment to the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock, $.01 par value per share, of the Company from 30,000,000 shares to 60,000,000 shares in the aggregate.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To ratify the selection of BDO Seidman, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending July 2, 2005.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
☐	For address changes, please check this box and write them on the back where indicated.

NOTE: Please sign exactly as your name(s) appear above. If stock is held jointly, each owner should sign. When signing as an officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give your full title(s) as such under signature(s).

Signature:	Signature:

Title:	Title:

Date:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Summary Compensation Table
PROPOSAL NO. 2
AMENDMENT TO CERTIFICATE OF INCORPORATION, AS AMENDED
PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EQUITY COMPENSATION PLAN INFORMATION
STOCKHOLDER PROPOSALS, RECOMMENDATIONS FOR NOMINATION AND COMMUNICATIONS
EXPENSES AND SOLICITATIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  Appendix A
AMENDMENT TO CERTIFICATE OF INCORPORATION, AS AMENDED
  Appendix B
CANDELA CORPORATION AUDIT COMMITTEE CHARTER